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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in the registration statement of ThrustMaster, Inc. on Form S-8 of our report dated January 24, 1997, on our audits of the consolidated financial statements and financial statement schedule of ThrustMaster, Inc. and Subsidiary as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                         COOPERS & LYBRAND L.L.P.


Portland, Oregon
March 24, 1997